Exhibit 1.1

Forward Pharma A/S

(a Danish public limited liability company)

[•] American Depositary Shares

Representing an Aggregate of [•] Ordinary Shares

UNDERWRITING AGREEMENT

Dated:  [•], 2014

[•] American Depositary Shares

Representing an Aggregate of [•] Ordinary Shares

UNDERWRITING AGREEMENT

[•], 2014

Leerink Partners LLC
Jefferies LLC
as Representatives of the several Underwriters

c/o                               Leerink Partners LLC

One Federal Street, 37th Floor
Boston, Massachusetts 02110

Jefferies LLC
520 Madison Avenue, 12th Floor
New York, New York 10022

Ladies and Gentlemen:

Forward Pharma A/S, a Danish public limited liability company (the “Company”), confirms its agreement with the several Underwriters named in Schedule A hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section  10 hereof), for whom Leerink Partners LLC (“Leerink”) and Jefferies LLC (“Jefferies”) are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of the American Depositary Shares (the “ADSs”), each ADS representing one of the Company’s ordinary shares, nominal value DKK 0.10 per share (the “Ordinary Shares”), set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional ADSs solely for the purpose of covering over-allotments. Each ADS will initially represent one (1) Ordinary Share deposited pursuant to the Deposit Agreement (as defined below), in each case in the manner contemplated in the Prospectus (as defined below).  The aforesaid [•] ADSs (the “Initial ADSs”) to be purchased by the Underwriters and all or any part of the [•] ADSs subject to the option described in Section 2(b) hereof (the “Option ADSs”) are herein called, collectively, the “Offered ADSs”.  Each reference to the Initial ADSs, the Optional ADSs or the Offered ADSs herein, unless the context otherwise requires, also includes the Ordinary Shares underlying such ADSs.  The Ordinary Shares represented by the Initial ADSs are hereinafter called the “Underwritten Shares”, the Ordinary Shares represented by the Option ADSs are hereinafter called the “Option Shares” and the Underwritten Shares and the Option Shares are hereinafter collectively referred to as the “Shares”.

The Offered ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [•], 2014, among the Company, The Bank of New York Mellon, a New York banking corporation, as depositary (the “Depositary”), and owners and holders from time to time of the Offered ADSs.

Prior to the delivery of the Offered ADSs under this Agreement, the following actions, among others, will be effected by the holding of an extraordinary general meeting of the Company: the issuance of class A bonus shares to the class B shareholders of the Company, the conversion of all shares of the Company to one share class, the conversion of the entire principal amount of certain bridge financings into shares of the Company, the issuance of bonus shares pro rata to all shareholders of the Company, and the adoption of a share split; all to the effect that following such extraordinary general meeting, the outstanding share capital of the Company will consist of [•] Ordinary Shares.

The Company is advised by you that the Underwriters propose to (i) make a public offering of the Offered ADSs as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Registration Statement has been declared effective and (ii) initially offer the Initial ADSs upon the terms set forth in the Prospectus (as defined below).  The Company is further advised that the Representatives may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-198013), including the related preliminary prospectus or prospectuses, covering the registration of the Offered ADSs under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively the “1933 Act”) and including a prospectus relating to the Ordinary Shares and a registration statement on Form F-6 relating to the Offered ADSs.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.”  Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.”  The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Offered ADSs, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus, the ADS Registration Statement (as defined below), the 1934 Act Registration Statement (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The parties hereto agree that to facilitate the transactions contemplated by this Agreement, one or more of the Representatives shall execute and deliver to the Company one or more subscription lists on behalf of the Underwriters and, upon the several Underwriters becoming the owners of their respective Underwritten Shares or Option Shares, as applicable, the Representative(s) shall deposit such Shares with the Depositary against issuance of ADSs and/or ADRs (as defined below) evidencing ADSs, in each case in accordance with the terms of the Deposit Agreement.  To facilitate the orderly closing of the offering of the Offered ADSs, the shares underlying the Offered ADSs immediately prior to and concurrent with the consummation of the offering of the Offered ADSs and the time of delivery of the ADSs may be shares loaned by a certain stockholder of the Company to the Company pursuant to the terms of a stock lending agreement (the “Stock Lending Agreement”).

As used in this Agreement:

“Applicable Time” means [    :00 P./A.M.], New York City time, on [•], 2014 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus relating to the Shares and the Offered ADSs that was included in the Registration Statement and distributed to investors immediately prior to the Applicable Time, and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Offered ADSs that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered ADSs or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1.         Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)            Registration Statement and Prospectuses.  The Registration Statement has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission or its staff for additional information. The 1934 Act Registration Statement has become effective as provided in Section 12 of the 1934 Act (as defined below).

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)           Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Discounts and Commissions,” and the information in the first and third paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)          Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the ADSs.

(iv)          Testing-the-Waters Materials.  The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company confirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters

Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 hereto.

(v)           Form 8-A. A registration statement on Form 8-A (No. 1-[•]) relating to the registration of the Ordinary Shares and the Offered ADSs has been filed with the Commission, has been declared effective under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “1934 Act”) and the Ordinary Shares and the Offered ADSs have been duly registered under the 1934 Act pursuant to such registration statement. The various parts of such registration statement on Form 8-A for the registration of the Ordinary Shares and the Offered ADSs, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the “1934 Act Registration Statement”; no stop order of the Commission preventing or suspending the effectiveness of the 1934 Act Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the 1934 Act Registration Statement, when it became effective and on the date of this Agreement, complied and complies, in all material respects, with the applicable requirements of the 1934 Act, and did not, when it became effective, does not and, as of the time of purchase and any additional time of purchase, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vi)          Form F-6. A registration statement on Form F-6 (No. 333-[•]), and any amendments thereto, in respect of the Offered ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the 1933 Act, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(vii)         Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(viii)        Emerging Growth Company Status.  From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(ix)          Independent Accountants.  Ernst & Young Denmark P/S, the independent registered public accounting firm that has certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus (including the related notes thereto), was, during the period of its audits, and is independent with respect to the Company as required by the 1933 Act, the 1933 Act Regulations, the Public Company Accounting Oversight Board and applicable Danish law.

(x)           Financial Statements; Non-GAAP Financial Measures.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply in all material respects with the applicable requirements of the 1933 Act and present fairly the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and in compliance with the financial reporting requirements of Danish law, in each case applied on a consistent basis throughout the periods involved except unaudited financial statements, which are subject to normal year-end adjustment and do not contain certain footnotes as permitted by IAS 34 Interim Financial Reporting and the applicable rules of the Commission.  The supporting schedules, if any, present fairly, in all material respects, in accordance with IFRS the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus have been derived from the accounting records of the Company and its consolidated subsidiaries, present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  No pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, and Item 10 of Regulation S-K, to the extent applicable.

(xi)          Off-Balance Sheet Financing.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor its Subsidiaries have any off-balance sheet financing as defined under IFRS.

(xii)         No Material Adverse Change.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, prospects, operations, assets, liabilities or prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (any such change referred to herein as a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xiii)        Good Standing of the Company.  The Company has been duly organized and is validly existing and in good standing (to the extent such concept exists) under the laws of Denmark, and has corporate power or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General

Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to transact business and is in good standing (to the extent such concept exists) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(xiv)        Good Standing of Subsidiaries.  The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement (the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing in good standing (to the extent such concept exists) under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept exists) in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock of the Subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

(xv)         Capitalization.  The issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and registered with the Danish Business Authority.  None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xvi)        Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties party hereto, constitutes a legal, valid and binding agreement of the Company enforceable in accordance with its terms, and the Company has taken or will take all corporate actions required by its articles of association, or other constitutional documents, and Danish law in connection with the performance of its obligations under this Agreement.

(xvii)       Authorization of Deposit Agreement and Stock Lending Agreement. The Deposit Agreement and the Stock Lending Agreement have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the counterparties thereto, constitute legal, valid and binding agreements of the Company enforceable in accordance with their terms, and the Company has taken all corporate actions required by its articles of association, or other constitutional documents, and Danish law in connection with the performance of its obligations under the Deposit Agreement and the Stock Lending Agreement.

Upon (i) issuance by the Depositary of the Offered ADSs against the deposit of Shares in respect thereof, (ii) payment by the Underwriters for the Offered ADSs and for the Shares evidenced thereby in accordance with this Agreement, and (iii) due execution and delivery by the Depositary of the ADRs (as defined below) evidencing the Offered ADSs against the deposit of Shares in respect thereof, in accordance with the provisions of the Deposit Agreement and the Stock Lending Agreement, such Offered ADSs and/or ADRs will be duly and validly issued and the persons in whose names the Offered ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the ADRs evidencing the Offered ADSs are in due and proper form. The Deposit Agreement conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii)      Description of Shares/ADSs.  The Shares to be subscribed for by the Underwriters when issued, registered with the Danish Business Authority and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and free and clear of any security interest, mortgage, pledge, lien encumbrances or claim; and the issuance of the Shares is not subject to the preemptive or other similar rights of any security holder of the Company that have not been irrevocably waived.  The Shares and the ADSs conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same.  The certificates for the Offered ADSs are in due and proper form.  No holder of Shares or the ADSs will be subject to personal liability by reason of being such a holder.

(xix)        Absence of Registration and Other Rights.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor any of its Subsidiaries has outstanding, and at the Closing Time will have outstanding, any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Ordinary Shares, ADSs or any warrants or other convertible securities or obligations, (ii) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Ordinary Shares, ADSs or any other equity interests of the Company, (iii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Ordinary Shares, ADSs or any other equity interests in the Company, (iv) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Offered ADSs and (v) no person has the right, contractual or otherwise, to cause the Company to register under the 1933 Act any Ordinary Shares, ADSs or any other equity interests in the Company, or to include any Ordinary Shares, ADSs or any other equity interests in the Registration Statement or the offering contemplated hereby.

(xx)         Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is (A) in violation of its respective charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its Subsidiaries is a party or by which any of them may be bound or to which any of the properties or assets of the Company or its Subsidiaries is subject (collectively, “Agreements and Instruments”) or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except, in the case of (B) and

(C) above, for any such default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the deposit of the Shares being deposited with the Depositary against the issuance of Offered ADSs to be delivered and/or the ADRs evidencing Offered ADSs to be delivered, the issuance and sale of the Offered ADSs and the use of the proceeds from the sale of the Offered ADSs as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Deposit Agreement have been duly authorized by all necessary corporate action and do not and will not (A) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to, the Agreements and Instruments, (B) result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or its Subsidiaries or (C) result in a violation of any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of (A) and (C) above, for any such default that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Subsidiaries.

(xxi)        Absence of Labor Dispute.  No labor dispute with the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xxii)       Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or its Subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or its Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxiii)      Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiv)     Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ Global Market (the “NASDAQ”)) is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares and Offered ADSs hereunder, the deposit of the Shares being deposited with the Depositary against the issuance of Offered ADSs to be delivered and/or the ADRs evidencing Offered ADSs to be delivered or the consummation of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ, state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).

(xxv)                   Possession of Licenses and Permits.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, and except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) the Company has not received any FDA Form 483 notice of adverse finding, warning letter or other written correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws (as defined in clause (ii) below) or Authorizations (as defined in clause (iii) below); (ii) the Company is and has been in compliance with statutes, laws, ordinances, rules and regulations applicable to the Company for the ownership, testing, development, manufacture, packaging, processing, use, labeling, promotion, storage, import, export or disposal of any product manufactured or distributed by the Company, including without limitation, the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301, et seq., similar laws of other Governmental Entities and the regulations promulgated pursuant to such laws (collectively, “Applicable Laws”); (iii) the Company possesses all licenses, certificates, approvals, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws and/or for the ownership of its properties or the conduct of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, “Authorizations”) and such Authorizations are valid and in full force and effect and the Company is not in violation of any term of any such Authorizations; (iv) the Company has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations or has any knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, nor, to the best of the Company’s knowledge, has there been any noncompliance with or violation of any Applicable Laws by the Company that could reasonably be expected to require the issuance of any such written notice or result in an investigation, corrective action, or enforcement action by FDA or similar Governmental Entity; (v) the Company has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Entity has threatened or is considering such action; and (vi) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company nor, to the Company’s knowledge, any of its directors, officers, employees or agents has been convicted of any crime under the federal Food, Drug and Cosmetic Act or comparable laws of other Governmental Entities or has been the subject of an FDA debarment proceeding. The Company has not been nor is it now subject to FDA’s Application Integrity Policy. To the Company’s knowledge, neither the Company, nor any of its directors, officers, employees or agents, has made, or caused the making of, any false statements on, or material omissions from, any other records or documentation prepared or maintained to comply with the requirements of the FDA or any other Governmental Entity.

(xxvi)                Title to Property.  The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvii)             Intellectual Property.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company owns or has valid, binding and enforceable licenses or other rights under the patents, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Intellectual Property”); the patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting; other than as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (A) the Company is not obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, (B) the Company has not received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s drug candidates, processes or Intellectual Property, (C) to the knowledge of the Company, neither the sale nor use of any of the discoveries, inventions, drug candidates or processes of the Company referred to in the Registration Statement, the General Disclosure Package or the Prospectus do or will, to the knowledge of the Company, infringe, misappropriate or violate any right or valid patent claim of any third party, and (D) to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”) and/or the European Patent Office (the “EPO”) and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, and, to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Intellectual Property.

(xxviii)          Patents and Patent Applications.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the

Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the USPTO and/or the EPO (as applicable) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO and/or the EPO (as applicable) that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications.

(xxix)                Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company threatened, administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxx)                   Accounting Controls and Disclosure Controls.  The Company and its Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(xxxi)                Tests and Preclinical and Clinical Trials.  The studies, tests and preclinical and clinical trials that are described in the Registration Statement, the General Disclosure Package and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of the Company, and the results thereof, contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects; the Company is not aware of any other studies, tests or preclinical and clinical trials, the results of which call into question the results described in the Registration Statement, the General Disclosure Package and the Prospectus; and the Company has not received any notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board requiring the termination, suspension, material modification or clinical hold of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, other than ordinary course communications with respect to modifications in connection with the design and implementation of such trials, copies of which communications have been made available to you.

(xxxii)             Payment of Taxes.  All United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  The Company and its Subsidiaries have duly filed all other filings and tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries and made all withholdings, except as otherwise disclosed in the Registration Statement and for such taxes and withholdings, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, and, duly given all notices and supplied all other information, and kept all records and information. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or its Subsidiaries or any of their respective properties or assets.

(xxxiii)          Insurance.  The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of a similar nature and which are engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxiv)         Investment Company Act.  The Company is not required, and upon the issuance and sale of the Offered ADSs as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxv)            Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs or to result in a violation of Regulation M.

(xxxvi)         Foreign Corrupt Practices Act.  None of the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997 or any other law, rule or regulation of similar purpose and scope (collectively, the “Anti-Bribery Law”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxvii)      Compliance with Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity, including Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxviii)                           Compliance with OFAC.  None of the Company, its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or  representative of the Company or its Subsidiaries, is an individual or entity (“Person”) that (i) has violated or is in violation of any provision laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder or (ii) is currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Offered ADSs, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxix)         Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any banking or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Offered ADSs to repay any outstanding debt owed to any affiliate of any Underwriter.

(xl)                              Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xli)                           Rating of Debt Securities.  The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act).

(xlii)                        Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(xliii)                     Lock-Up Agreements. The Company has procured Lock-Up Agreements, substantially in the form of Exhibit B attached hereto, from each of the individuals and entities listed on Schedule C hereto.

(xliv)                    Submission to U.S. Jurisdiction.  The Company has the power to submit, and has legally, validly, effectively and irrevocably submitted, to Sections 15 and 16 of this Agreement, and Sections 15 and 16 of this Agreement are valid and binding on the Company in accordance with their terms.

(xlv)                       No Stamp Duty. No stamp duties or other issuance or transfer taxes or duties and no capital gains, income, value added, withholding or other taxes are payable by or on behalf of the Underwriters in Denmark solely in connection with (A) the issuance and delivery of the Shares and the Offered ADSs in the manner contemplated by this Agreement and the Prospectus, (B) the sale and delivery by the Underwriters of the Offered ADSs as contemplated herein and the Prospectus or (C) the deposit of the Shares being deposited with the Depositary against the issuance of Offered ADSs to be delivered and/or the ADRs evidencing Offered ADSs.

(xlvi)                    Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the General Disclosure Package and the Prospectus, this Agreement or the Offered ADSs in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document, except for the registration of the capital increases contemplated by this Agreement, which will be registered with the Danish Business Authority.

(xlvii)                 Legal Action. Subject to Section 16 of this Agreement, a holder of the Offered ADSs and each Underwriter are each entitled to sue as plaintiff in the courts of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Offered ADSs and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Denmark may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(xlviii)              Corporate Transactions.  Each of the corporate transactions set out in the framework agreement entered into on July 11, 2014 between the Company and its shareholders, have been or will be duly authorized and approved by the Board of Directors and all shareholders of the Company (either directly or pursuant to power of attorney), is or will be valid, binding and enforceable, and have or will be, in each case completed in accordance with applicable Danish law and, where required, registered with the Danish Business Authority.

(b)                                 Officers’ Certificates.  Any certificate signed by any officer of the Company or its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)                                 Initial ADSs.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per Underwritten Share set forth in Schedule A, that number of Underwritten Shares (to be deposited with the Depositary to allow for the delivery of such Underwritten Shares in the form of ADSs) equal to the number of Initial ADSs set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Underwritten Shares (to be deposited with the Depositary to allow for the delivery of such Underwritten Shares in the form of ADSs) which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional ADSs.  The Company agrees to take such steps to cause the delivery of the Initial ADSs to the Underwriters upon the deposit of Shares with the Depositary, in the manner contemplated by the Prospectus.

(b)                                 Option ADSs.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Option Shares (to be deposited with the Depositary to allow for the delivery of such Option Shares in the form of ADSs) equal to the number of Option ADSs, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Shares (to be deposited with the Depositary to allow for the delivery of such Option Shares in the form of ADSs) equal to the number of Option ADSs as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares (to be deposited with the Depositary to allow for the delivery of such Option Shares in the form of ADSs).  Any such time and date of payment and delivery (a

“Date of Delivery”) shall be determined by the Representatives, but any Date of Delivery after the Closing Time shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Shares (to be deposited with the Depositary to allow for the delivery of such Option Shares in the form of ADSs), each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Underwritten Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Underwritten Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional ADSs.  The Company agrees to take such steps to cause the delivery of the Option ADSs to the Underwriters upon the deposit of Shares with the Depositary, as contemplated by the Prospectus.

(c)                                  Payment.  Payment of the purchase price (the “Initial Purchase Price”) for the Shares (to be deposited with the Depositary to allow for the delivery of such Shares in the form of ADSs and evidenced by American Depositary Receipts (“ADRs”)) shall be made in USD denominated funds by wire transfer to a blocked subscription bank account designated by the Company at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).  Delivery of the Underwritten Shares (to be deposited with the Depositary to allow for the delivery of such Underwritten Shares in the form of ADSs and evidenced by ADRs) at the Closing Time shall be made by registration of one or more of the Representatives, on behalf of the Underwriters, of the Underwritten Shares in the register of shareholders of the Company, subject to prior receipt by the Company of the full Initial Purchase Price and registration of the associated capital increase with the Danish Business Authority.

In addition, in the event that any or all of the Option Shares (to be deposited with the Depositary to allow for the delivery of such Option Shares in the form of ADSs and evidenced by ADRs) are purchased by the Underwriters, payment of the purchase price (the “Option Purchase Price” and, collectively with the Initial Purchase Price, the “Purchase Price”) for such Option Shares (to be deposited with the Depositary to allow for the delivery of such Option Shares in the form of ADSs and evidenced by ADRs) shall be made in USD denominated funds by wire transfer to a blocked subscription bank account designated by the Company at 9:00 A.M. (New York City time) on each Date of Delivery as specified in the notice from the Representatives to the Company.  Delivery of the Option Shares (to be deposited with the Depositary to allow for the delivery of such Option Shares in the form of ADSs) on each such Date of Delivery shall be made by registration of the Underwriters and their respective shares of the Option Shares in the register of shareholders of the Company, subject to prior receipt by the Company of the full Option Purchase Price and registration of the associated capital increase with the Danish Business Authority.

Payment of the Purchase Price shall be made to the Company by wire transfer of immediately available funds to a blocked subscription bank account designated by the Company against subsequent delivery to the Representatives of a copy of the Company’s register of shareholders duly updated to reflect the purchase of Shares (to be deposited with the Depositary to allow for the delivery of such Shares in the form of ADSs and evidenced by ADRs) by the Underwriters. The Company agrees (i) that the Company shall only be entitled to receive payment of the net amount (excluding the underwriting discount, but including any expenses payable by the Company pursuant to Section 4 of this Agreement, and (ii) that such net amount can only be released from said blocked subscription account upon the prior written approval from the Representatives (acting on behalf of the Underwriters) (such consent not to be unreasonably withheld and with an obligation to consent immediately upon delivery to the

Representatives of a copy of the Company’s register of shareholders duly updated to reflect the purchase of the Underwritten Shares and the Option Shares, respectively.  Upon release of the net amount from said blocked subscription account to the Company, the Representatives shall be entitled to receive a payment from the Company for all expenses payable pursuant to Section 4 of this Agreement.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Underwritten Shares (to be deposited with the Depositary to allow for the delivery of such Underwritten Shares in the form of ADSs and evidenced by ADRs) and the Option Shares (to be deposited with the Depositary to allow for the delivery of such Option Shares in the form of ADSs and evidenced by ADRs), if any, which it has agreed to purchase.  Leerink and Jefferies, individually and not as a Representative, may (but shall not be obligated to) make payment of the Purchase Price for the Underwritten Shares (to be deposited with the Depositary to allow for the delivery of such Underwritten Shares in the form of ADSs and evidenced by ADRs) or the Option Shares (to be deposited with the Depositary to allow for the delivery of such Option Shares in the form of ADSs and evidenced by ADRs), if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.                            Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement, the ADS Registration Statement, or the 1934 Act Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission or its staff, (iii) of any request by the Commission or its staff for any amendment to the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Offered ADSs for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Offered ADSs.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Offered ADSs as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Offered ADSs, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement, the ADS Registration Statement or the 1934 Act Registration

Statement in order that the Registration Statement, the ADS Registration Statement or the 1934 Act Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations, as the case may be, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Offered ADSs for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Offered ADSs; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                                   Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(g)                                  Use of Proceeds.  The Company will use the net proceeds received by it from the issue of the ADSs in all material respects in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)                                 Listing.  The Company will use its best efforts to list for quotation, and maintain the listing of, the Offered ADSs on the NASDAQ.

(i)                                     Transfer Agent. The Company will maintain a transfer agent and a registrar for the Ordinary Shares.

(j)                                    Deposit of Shares. The Shares will be deposited with the Depositary in accordance with the provisions of the Deposit Agreement and the Stock Lending Agreement and otherwise comply with the Deposit Agreement and the Stock Lending Agreement so that Offered ADSs will be issued by the Depositary against receipt of such Shares and Offered ADSs and/or ADRs evidencing Offered ADSs delivered to the Underwriters at the Closing Time or on a Date of Delivery which is after the Closing Time.

(k)                                 Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the purchase or sale of, or otherwise dispose of or transfer, directly or indirectly, any equity securities of the Company or any ADSs (“Company Securities”), or any securities convertible into or exchangeable or exercisable for Company Securities (collectively, the “Lock-Up Securities”), or publicly disclose the intention to do any of the foregoing,  or file or cause to be filed any registration statement in connection therewith, under the 1933 Act, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Lock-Up Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Company Securities or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) (i) the conversion of currently outstanding Company Securities into another class or series of Company Securities as referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) the conversion of currently outstanding warrants exercisable for Company Securities into warrants exercisable for another class or series of Company Securities as referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (iii) the conversion of currently outstanding notes or other debt convertible into Company Securities into Company Securities as referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (iv) the exercise of currently outstanding warrants to purchase Company Securities into Company Securities, in each case whether prior to, immediately upon or following consummation of the transactions contemplated by this Agreement, (B) the Offered ADSs to be issued and sold hereunder, (C) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Ordinary Shares issued or options to subscribe for Ordinary Shares granted or be granted pursuant to existing employee benefit plans of the Company (including the 2014 omnibus equity incentive compensation plan) referred to in the Registration Statement, the General Disclosure Package and the Prospectus;  (E) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus; or (F) the filing by the Company of any registration statement on Form S-8 or a successor form thereto.

(l)                                     If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(k) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(m)                             Reporting Requirements.  The Company, during the period when a Prospectus relating to the Offered ADSs is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.  Additionally, the Company shall report the use of proceeds from the issuance of the Offered ADSs as may be required under Rule 463 under the 1933 Act.

(n)                                 Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Offered ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(o)                                 Testing-the-Waters Materials.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(p)                                 Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered ADSs within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).

(q)                                 Registration of Capital.  The Company will cause the increase of the share capital represented by the issue of Underwritten Shares and Option Shares, if any, to be registered with the Danish Business Authority as soon as practically possible, provided however, that the Company undertakes not to file the application for registration of the Underwritten Shares and Option Shares, if any, with the Danish Business Authority without having obtained prior approval from the Representatives (acting on behalf of the Underwriters).

(r)                                    Manipulation. The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the ADSs or the Ordinary Shares to facilitate the sale or resale of any of the Underwritten Shares.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement and the 1934 Act Registration Statement, each as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates, if any, for the Shares and Offered ADSs, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares and Offered ADSs, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares and Offered ADSs under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a “Blue Sky Survey” and any supplement thereto up to a maximum of $10,000, (vi) the fees and expenses of any transfer agent or registrar for the Offered ADSs, (vii) the costs and expenses incurred by the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered ADSs, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, and travel and lodging expenses of the representatives (other than the Underwriters) and officers of the Company and any such consultants, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Offered ADSs, (ix) the listing fees and expenses incurred in connection with the listing of the Offered ADSs on the NASDAQ, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered ADSs made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).  It is understood, however, that except as provided in this Section, the Underwriters will pay all of their costs and expenses incident to the performance of their obligations hereunder, including fees and disbursements of their counsel, and the travel expenses of their own representatives in connection with any “roadshow” presentation to potential investors. Further, the Underwriters and Company will each pay 50% of the costs of any jointly used and chartered aircraft in the “roadshow”, if the use of such chartered aircraft is determined to be cost effective (as regards the Company, such determination shall be approved in advance in writing by the Chairman of the Company).

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonably documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(c)                                  Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the creation and issuance of the Shares by the Company and the sale of the Offered ADSs by the Underwriters, on the execution and delivery of this Agreement and the deposit of the Shares being deposited with the Depositary. All indemnity payments to be made by the Company hereunder in respect of this Section 4(c) shall be made without withholding or deduction for or on account of any present or future Danish taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by Denmark or the United States or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deduction, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

SECTION 5.                            Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement; Rule 430A Information.  The Registration Statement, including any Rule 462(b) Registration Statement, the ADS Registration Statement and the 1934 Act Registration Statement have become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, the 1934 Act Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act or the 1934 Act, as the case may be, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)                                 Opinion of Counsel for Company; Certificates.  At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Dechert LLP, U.S. counsel for the Company, together with the opinion of Nielsen Nørager Law Firm LLP, Danish counsel for the Company, the opinion of Deloitte, Danish tax counsel for the Company, the opinion of Emmet, Marvin & Martin LLP, counsel for the Depositary, the opinion of Noerr LLP, German counsel for Forward Pharma GmbH, the opinion of Hyman, Phelps & McNamara, P.C., U.S. special counsel for the Company with respect to U.S. regulatory matters, and the certificate of Dr. Ulrich Granzer, E.U. special consultant to the Company with respect to E.U. regulatory matters, each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6 and A-7 hereto, respectively, and such other opinions from such firms and to such further effect as counsel to the Underwriters may reasonably request.

(c)                                  Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the opinions, dated the Closing Time, of K&L Gates LLP, U.S. counsel for the Underwriters, and Plesner, Danish counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters with respect to such matters as the Representatives may reasonably request.  In giving such opinions such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States or the laws of Denmark (as the case may be), upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiaries and certificates of public officials.

(d)                                 Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company, of the Chief Financial Officer of the Company and of the chairman of the board of directors of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the 1934 Act Registration Statement under the 1933 Act or the 1934 Act, as the case may be, has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e)                                  Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young Denmark P/S a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)                                   Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Ernst & Young Denmark P/S a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)                            Approval of Listing.  At the Closing Time, the Offered ADSs shall have been approved for listing on the NASDAQ, subject only to official notice of issuance.

(h)                           No Objection.  FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Offered ADSs.

(i)                               Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule C hereto.

(j)                              Certificates. The Depositary shall have furnished or caused to be furnished to the Representatives on and as of the Closing Time certificates, dated the date of delivery thereof, and/or evidence reasonably satisfactory to the Representatives evidencing the deposit with it or its nominee of the Shares being so deposited against issuance of the Offered ADSs to be delivered by the Company on and as of the Closing Date, and the execution, countersignature (if applicable), issuance and delivery of such Offered ADSs pursuant to the Deposit Agreement.

(k)                                 Share Conversion. Prior to the Underwriters’ purchase of Offered ADSs pursuant to this Agreement, all shares in the Company shall have been converted to one share class (ordinary shares), any outstanding convertible bridge financings shall have been converted to ordinary shares and a share split shall have been completed; all to the effect that prior to the Underwriters’ purchase of Offered ADSs pursuant to this Agreement, the outstanding share capital of the Company will consist of 35,313,760 ordinary shares of DKK 0.10 and there will be no convertible bridge financing outstanding.

(l)                                     Conditions to Purchase of Option ADSs.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option ADSs, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and its Subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company, of the Chief Financial Officer of the Company and of the chairman of the board of directors of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Opinion of Counsel for Company.  If requested by the Representatives, the opinion of Dechert LLP, counsel for the Company, together with the opinion of Nielsen Nørager Law Firm LLP, Danish counsel for the Company, the opinion of Deloitte, Danish tax counsel for the Company, the opinion of Emmet, Marvin & Martin LLP, counsel for the Depositary, the opinion of Noerr LLP, German counsel for Forward Pharma GmbH, the opinion of Hyman, Phelps & McNamara, P.C., U.S. special counsel for the Company with respect to U.S. regulatory matters, and the certificate of Dr. Ulrich Granzer, E.U. special consultant to the Company with respect to E.U. regulatory matters, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof, and such other opinions from such firms and to such further effect as counsel to the Underwriters may reasonably request.

(iii)                               Opinion of Counsel for Underwriters.  If requested by the Representatives, the opinions of K&L Gates LLP, U.S. counsel for the Underwriters, and Plesner, Danish counsel for the Underwriters, each dated such Date of Delivery, relating to the Option ADSs to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)                              Bring-down Comfort Letter.  If requested by the Representatives, a letter from Ernst & Young Denmark P/S, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v)                                 Certificates. The Depositary shall have furnished or caused to be furnished to the Representatives on and as of such Date of Delivery certificates, dated such Date of Delivery, and/or evidence reasonably satisfactory to the Representatives evidencing the deposit with it or its nominee of the Shares being so deposited against issuance of the Option ADSs to be delivered by the Company on and as of such Date of Delivery, and the execution, countersignature (if applicable), issuance and delivery of such Option ADSs pursuant to the Deposit Agreement.

(m)                             Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered ADSs as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered ADSs as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option ADSs on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option ADSs, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents, directors, officers, members and representatives and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the ADS Registration Statement, the 1934 Act Registration Statement, or the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the ADSs (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus or in any

Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this obligation of indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the Marketing Materials, the ADS Registration Statement, the 1934 Act Registration Statement, the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this obligation of indemnity.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                           Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered ADSs pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Offered ADSs as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions (including the underwriting discount) received by such Underwriter in connection with the Offered ADSs underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial ADSs set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                            Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Offered ADSs.

SECTION 9.                            Effective Date of Agreement; Termination of Agreement.

(a)                                 This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b)                                 Termination.  The Representatives may terminate this Agreement, by prompt notice to the Company in writing, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Offered ADSs, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ, or (iv) if trading generally on the NYSE Amex or the New York Stock Exchange or the NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect. In addition, if this Agreement is terminated for any reason, the Lock-Up Agreements shall be automatically terminated.

SECTION 10.       Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Offered ADSs which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the number of Offered ADSs to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option ADSs to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option ADSs, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Leerink at One Federal Street, 37th Floor, Boston, MA 02110, attention: Timothy A.G. Gerhold, General Counsel and Jefferies at 520 Madison Avenue, New York, NY 10022, attention: General Counsel; notices to the Company shall be directed to it at Østergade 24A, 1, 1100 Copenhagen K, Denmark, attention of Florian Schönharting, Chairman.

SECTION 12.       No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Offered ADSs pursuant to this Agreement, including the determination of the initial public offering price of the Offered ADSs and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Offered ADSs and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, its Subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Offered ADSs or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or its Subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Offered ADSs except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Offered ADSs and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13.       Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Offered ADSs from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.       Waiver of Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.       GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

SECTION 16.       Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be instituted in (i) the United States Federal District Court for the Southern District of New York or (ii) the Supreme Court of the State of New York, New York County (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding.  The parties irrevocably and unconditionally waive and agree not to plead or assert any objection to personal jurisdiction or venue with respect to any such suit, action or other proceeding in the Specified Courts, and irrevocably and unconditionally waive and agree not to plead or assert that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.  The Company irrevocably appoints CT Corporation System, located at 1015 15th Street, NW, Suite 1000, Washington, DC 20005, as its authorized agent for service of process in any such suit, action or proceeding and agrees that service of process upon such authorized agent, and written notice of such service to the Company, by the person serving the same to the address provided in this Section 16, shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding if delivered by overnight courier. The Company irrevocably and unconditionally waives and agrees not to plead or assert any objection to service of process in accordance with the foregoing provision.  The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.

To the extent that the Company may otherwise be entitled, with respect to any claim, controversy, dispute, legal suit, action or proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from such claim, controversy, dispute, legal suit, action or proceeding, or from jurisdiction, forum, venue, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process, or to the extent that there may be attributed to the Company such an immunity whether or not claimed, the Company hereby irrevocably and unconditionally agrees not to claim and irrevocably and unconditionally waives any such immunity and the benefit of any such immunity to the maximum extent permitted by law.

SECTION 17.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 19.       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

(Signature page follows)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

FORWARD PHARMA A/S

By
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEERINK PARTNERS LLC
JEFFERIES LLC

LEERINK PARTNERS LLC

By
Name:
Title:

JEFFERIES LLC

By
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Signature Page to Underwriting Agreement

SCHEDULE A

The initial public offering price per Initial ADS (representing one Underwritten Share) shall be $[•].

The purchase price per share for the Underwritten Shares (to be delivered in the form of Initial ADSs) to be paid by the several Underwriters shall be $[•], being an amount equal to the initial public offering price set forth above less $[•] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

Name of Underwriter	Number of Initial ADSs

Leerink Partners LLC
Jefferies LLC
RBC Capital Markets, LLC
JMP Securities LLC

Total

SCHEDULE B-1

Pricing Terms

1.             The Company is selling [•] Offered ADSs.

2.             The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Option ADSs.

3.             The initial public offering price per Underwritten Share (to be delivered in the form of Initial ADSs) shall be $[•].

SCHEDULE B-2

Free Writing Prospectuses

[•]

SCHEDULE B-3

Written Testing-the-Waters Communications

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Exhibit A-1

FORM OF OPINION OF COMPANY’S U.S. COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[•]

Exhibit A-2

FORM OF OPINION OF COMPANY’S DANISH COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[•]

Exhibit A-3

FORM OF OPINION OF COMPANY’S DANISH TAX COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[•]

Exhibit A-4

FORM OF OPINION OF COUNSEL TO DEPOSITARY
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[•]

Exhibit A-5

FORM OF OPINION OF SUBSIDIARY’S GERMAN COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[•]

Exhibit A-6

FORM OF OPINION OF COMPANY’S U.S. REGULATORY MATTERS SPECIAL COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[•]

Exhibit A-7

FORM OF CERTIFICATE OF COMPANY’S E.U. REGULATORY CONSULTANT
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[•]

Exhibit B

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER SECURITYHOLDERS
PURSUANT TO SECTION 5(I)

[•]

Leerink Partners LLC

One Federal Street, 37th Floor
Boston, MA 02110

Jefferies LLC

520 Madison Avenue

New York, New York 10022

, as Representatives of the several Underwriters

Re:                             Proposed Public Offering by Forward Pharma A/S

Ladies and Gentlemen:

The undersigned, a securityholder, officer and/or director of Forward Pharma A/S, a limited liability company organized and existing under the laws of the Kingdom of Denmark (the “Company”), understands that Leerink Partners LLC and Jefferies LLC (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of the Company’s equity securities.  In recognition of the benefit that such an offering will confer upon the undersigned as a securityholder, an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of each Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the purchase or sale of, or otherwise dispose of or transfer, directly or indirectly, any equity securities of the Company (“Company Equity Securities”), or any securities convertible into or exchangeable or exercisable for Company Equity Securities (including, without limitation, such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”)), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or publicly disclose the intention to do any of the foregoing, or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Company Equity Securities or other securities, in cash or otherwise.  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Company Equity Securities the undersigned may purchase in the Public Offering.

The restrictions set forth in this lock-up agreement shall not apply to (i) the conversion of currently outstanding Company Equity Securities into another class or series of Company Equity Securities, (ii) the conversion of currently outstanding warrants exercisable for Company Equity Securities into warrants exercisable for another class or series of Company Equity Securities, (iii) the conversion of notes convertible into Company Equity Securities into Company Equity Securities, or (iv) the exercise of currently outstanding warrants to purchase Company Equity Securities into Company Equity Securities, in each case whether prior to, immediately upon or following consummation of the Public Offering.

If the undersigned is an officer or director of the Company, (1) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Company Equity Securities, the Representatives will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives:

(i)            as a bona fide gift or gifts; or

(ii)           to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)          by will or intestate succession upon the death of the undersigned; or

(iv)          as a distribution to limited partners, members or shareholders or other equity holders of the undersigned; or

(v)           to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned,

provided, that for any such transfers, (1) the Representatives shall receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned shall not be required to and shall not otherwise voluntarily effect any public filing or report regarding such transfers.

Furthermore, during the Lock-Up Period, the undersigned may sell Company Equity Securities purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required during the Lock-Up Period to be reported in any press release or public report or filing with the SEC, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any press release, public filing or report regarding such sales during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up agreement. This lock-up agreement is irrevocable and all authority herein conferred or agreed to be conferred shall survive the death or incapacity or dissolution of the undersigned and any obligations of the undersigned shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.  This lock-up agreement shall automatically terminate upon the earliest to occur, if any, of (1) the termination of the Underwriting Agreement before the sale of any Company Equity Securities to the Underwriters or (2) December 31, 2014, in the event that the Underwriting Agreement has not been executed by that date; provided, however, that the Representatives and the Company may jointly agree, by written notice to you prior to such date, to extend such date for a period of up to three additional months.  This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of law principles thereof.

[Signature page follows]

In witness whereof, the undersigned has executed this Lock-Up as of the date first set forth above.

Very truly yours,

Signature:

Print Name:

[Lock Up Agreement Signature Page]

Exhibit C

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(l)

[Date]

Forward Pharma A/S (the “Company”) announced today that Leerink Partners LLC and Jefferies LLC, the joint book-running managers in the Company’s recent public sale of [•] ADSs, are [waiving] [releasing] a lock-up restriction with respect to              of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company.  The [waiver] [release] will take effect on      ,          20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.